Exhibit 99.1

Civitas Resources, Inc. Announces Offering of $1,000 Million of New Senior Notes Due 2030

DENVER, Colorado (October 10, 2023) – Civitas Resources, Inc. (the “Company”) (NYSE: CIVI) today announced that, subject to market conditions, it intends to offer $1,000 million in aggregate principal amount of senior unsecured notes due 2030 (the “Notes”) in a private placement (the “Offering”) to eligible purchasers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to use the net proceeds from the Offering, together with cash on hand and borrowings under the Company’s credit facility, to fund a portion of the cash purchase price of the Company’s recently announced pending acquisition of certain oil and gas properties, interests, and related assets located in the Midland Basin from Vencer Energy, LLC (“Vencer”) (such acquisition, the “Acquisition”).

The Notes will be subject to a “special mandatory redemption” in the event that the transactions contemplated by the Acquisition pursuant to the Purchase and Sale Agreement, dated October 3, 2023 (the “Purchase Agreement”), by and between the Company and Vencer, are not consummated on or prior to January 31, 2024, or if the Company notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition.

The Notes to be offered will not be registered under the Securities Act or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.

The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” outside the United States under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Civitas Resources, Inc.

Civitas Resources, Inc. is an independent, domestic oil and gas producer focused on development of its premier assets in the Denver-Julesburg (DJ) and Permian basins. The Company has a proven business model combining capital discipline, a strong balance sheet, cash flow generation, and sustainable cash returns to shareholders. The Company employs leading Environmental, Social, and Governance practices throughout the Company and was Colorado’s first carbon neutral oil and gas producer. The Company’s common stock is listed for trading on the New York Stock Exchange under the symbol: “CIVI.”

Cautionary Statement Regarding Forward-Looking Information

Certain statements in the foregoing, including those that express belief, expectation or intention, are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Offering, including the anticipated use of the proceeds therefrom, and the pending Acquisition. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

The Company cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside the Company’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date they are made. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include, without limitation, the following:

•	the Purchase Agreement relating to the Acquisition may be terminated in accordance with its terms and the Acquisition may not be completed;

•	the parties may not be able to satisfy the conditions to the completion of the Acquisition in a timely manner or at all;

•	the Acquisition may not be accretive, and may be dilutive, to the Company’s earnings per share, which may negatively affect the market price of the Company’s common stock;

•	the Company may incur significant transaction and other costs in connection with the Acquisition in excess of those anticipated by the Company;

•	the Company may fail to realize anticipated synergies or other benefits expected from the Acquisition in the timeframe expected or at all;

•	the ultimate timing, outcome, and results of integrating the assets related to the Acquisition into the Company’s business;

•	the risk related to disruption of management time from ongoing business operations due to the Acquisition;

•	the effects of the Acquisition, including the Company’s future financial condition, results of operations, strategy, and plans;

•	changes in capital markets and the ability of the Company to finance operations in the manner expected;

•	any litigation relating to the Acquisition; and

•	disruptions to our business due to other significant transactions.

Additional information concerning other factors that could cause results to differ materially from those described above can be found under Item 1A. “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the SEC, each of which is on file with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at the time they were made. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Rich Coolidge, info@civiresources.com